EXHIBIT 8(g)
JANUS FUNDS
P.O. Box 173375
Denver, Colorado 80217-3375
800 525-3713

                                LETTER AGREEMENT



                                  April 4, 1994

Mr. Donald DeMarco, Vice President
State Street Bank and Trust Company
One Heritage Drive
Mutual Fund Services P2 North
No. Quincy, MA  02171

Dear Mr. DeMarco:

     Please be advised that Janus Investment Fund (the "Fund") has established Janus Overseas Fund as a new series of the Fund. Pursuant to Section 16 of the Custodian Contract dated July 31, 1986, as amended, between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Fund and retaining one copy for your records.

                                        JANUS INVESTMENT FUND



                                        /s/ Janice M. Teague
                                        Janice M. Teague, Secretary


STATE STREET BANK AND TRUST COMPANY


By  /s/_________________________

Agreed to this 6 day of April, 1994


CC:  Deborah E. Bielicke
     Steven R. Goodbarn
     Stephen L. Stieneker
     David C. Tucker